Exhibit 5.1

November 13, 2017

WOWI, Inc.
6770 South Yosemite Street, Unit D
Centennial, CO 80112-1428

Re:	Sale of 4,874,449 Shares of Common Stock of WOWI, Inc.

Ladies and Gentlemen:

We are acting as counsel to WOWI, Inc., a Florida corporation (the “Company”), in connection with Amendment No. 1 to the Registration Statement on Form S-1 to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 4,874,449 shares (the “Shares”) of the Company’s common stock, par value $0.0001 (the “Common Stock”).  The Shares may be sold to the public by the selling stockholders named in the Registration Statement.

As counsel to the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion and we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

1.           The Shares have been duly and validly authorized, issued and are fully paid and nonassessable.

 We express no opinion as to matters governed by any laws other than the substantive laws of the State of Florida and the federal laws of the United States of America, as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Dennis Brovarone
Dennis Brovarone, Senior Attorney